UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

Pennichuck Corporation
(Exact name of registrant as specified in its charter)

New Hampshire	0-18552	02-0177370
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 882-5191

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Shareholders on May 5, 2011. Of the 4,679,927 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, 3,616,055 shares (representing 77.27%) were present either in person or by proxy. The certified results of the matters voted upon at the meeting, which are more fully described in our proxy statement filed with the Securities and Exchange Commission on March 25, 2011, are as follows:
Description of Matters Submitted

		Votes	Votes
		For	Withheld	Non-Votes
1.	Election of Directors:
	Joseph A. Bellavance	2,725,656	173,996	716,403
	Janet M. Hansen	2,725,536	174,116	716,403
	Hannah M. McCarthy	2,713,282	186,370	716,403
	James M. Murphy	2,725,213	174,439	716,403

		Votes	Votes
		For	Against	Non-Votes
2.	Ratification of the Appointment of ParenteBeard LLC as the Company’s Independent Registered Public Accountants for the Year Ending December 31, 2011	3,579,303	25,567	11,185

		Votes	Votes
		For	Against	Non-Votes
3.	Advisory (non-binding) vote on the approval of the compensation of the Company’s Named Executive Officers (“Say on Pay”)	2,023,650	127,899	1,464,506

		One	Two	Three	Non-
		Year	Years	Years	Votes
4.	Advisory (non-binding) vote on the desired frequency on which Shareholders will have an advisory vote on the approval of the compensation of the Company’s Named Executive Officers (“Say When on Pay”)	1,951,346	40,117	161,085	1,463,507

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION
(Registrant)

Date: May 6, 2011

By: /s/ Thomas C. Leonard
Thomas C. Leonard
Senior Vice President and
Chief Financial Officer